Exhibit 99.1

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER

AND FULL YEAR 2010

Company Returns to Profitability with Strong Revenue Growth and Robust Demand for Products

BEVERLY, Mass. — February 1, 2011—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the fourth quarter and full year ended December 31, 2010. Net income for the quarter was $4.3 million, or $0.04 per diluted share, of which $0.02 was attributable to a one time tax benefit.  This compares to a net loss for the third quarter of 2010 of $6.3 million, or $0.06 per share. The Company reported fourth quarter revenue of $93.4 million, compared to $75.1 million for the third quarter of 2010, a 24.4% increase. The Company reported a 42.4% increase in systems revenues over the previous quarter. Cash and cash equivalents, including restricted cash, were $45.9 million at December 31, 2010. The Company ended the quarter with working capital of $160.5 million.

For the full year 2010, the Company reported revenue of $275.2 million compared with $133.0 million in 2009. Net loss for the year was $17.6 million, or $0.17 per share.  In 2009, the Company reported a net loss of $77.5 million, or $0.75 per share, which included charges for restructuring of $5.5 million ($0.05 per share).

Commenting on the Company’s performance, Chairman and CEO Mary Puma said, “The Company performed exceptionally well during the quarter.  This marks the completion of a successful transition year for Axcelis. We executed against our strategy, returned to profitability, and achieved a steep increase in revenue and orders - putting us in a position of strength as we enter 2011.

She continued, “This performance is a clear reflection of the competitiveness of our product lines and the confidence our customers have in our systems’ enabling performance.  Customer wins during the quarter included several significant high volume orders for both ion implantation and dry strip at leading device manufacturers.  We continue to experience robust demand for our products, and anticipate market share gains.  Moving forward, we believe these accomplishments have laid the foundation for sustainable growth and profitability in the future.”

Fourth Quarter and Full Year 2010 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the fourth quarter and full year 2010.  The call will be available to interested listeners via an audio webcast that can be accessed through Axcelis’ home page at www.axcelis.com, or by dialing 1-888-713-4214 (1-617-213-4866 outside North America).  Participants calling into the conference call will be requested to provide the company name, Axcelis Technologies and pass code: 17581414.  Webcast and telephone replays will be available from 8 pm ET on February 1, 2011 until 11:59 pm on May 1, 2011.  Dial 1- 888-286-8010 (1-617-801-6888 outside North America), and enter conference ID code# 89703406.

Safe Harbor Statement

This document contains forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, our ability to implement successfully our profit plans, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis

Axcelis Technologies, Inc. (Nasdaq: ACLS) headquartered in Beverly, Massachusetts, provides innovative, high-productivity solutions for the semiconductor industry. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life support of ion implantation and cleaning systems. The company’s Internet address is: www.axcelis.com.

Company Contacts:

Maureen Hart (editorial/media) 978.787.4266

maureen.hart@axcelis.com

Jay Zager (financial community) 978.787.9408

jay.zager@axcelis.com

Stephen Bassett (financial community) 978.787.4110

stephen.bassett@axcelis.com

Axcelis Technologies, Inc.

Consolidated Statements of Operations

In thousands, except per share amounts

(Unaudited)

	Three Months ended		Twelve Months ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue
Product	$85,638	$29,347	$242,771	$98,716
Services	7,765	9,390	32,441	33,917
Royalties, from SEN	—	—	—	389
	93,403	38,737	275,212	133,022
Cost of revenue
Product	56,189	21,614	168,047	84,185
Services	5,721	5,772	21,327	20,773
	61,910	27,386	189,374	104,958

Gross profit	31,493	11,351	85,838	28,064

Operating expenses
Research and development	11,042	7,726	39,524	32,661
Sales and marketing	7,188	6,345	27,549	25,209
General and administrative	9,083	7,012	32,132	34,087
Restructuring charges	—	13	—	5,541
	27,313	21,096	99,205	97,498

Income (loss) from operations	4,180	(9,745)	(13,367)	(69,434)

Other income (expense)
Gain on sale of SEN	—	—	—	1,080
Equity loss of SEN	—	—	—	(3,238)
Interest income	27	29	96	181
Interest expense	—	—	—	(1,676)
Other-net	(1,929)	(319)	(3,990)	(3,516)
	(1,902)	(290)	(3,894)	(7,169)

Income (loss) before income taxes	2,278	(10,035)	(17,261)	(76,603)

Income taxes (credits)	(2,052)	1	312	865

Net income (loss)	$4,330	$(10,036)	$(17,573)	$(77,468)

Net income (loss) per share
Basic	$0.04	$(0.10)	$(0.17)	$(0.75)
Diluted	$0.04	$(0.10)	$(0.17)	$(0.75)

Shares used in computing net income (loss) per share
Basic	105,163	103,917	104,522	103,586
Diluted	109,454	103,917	104,522	103,586

Axcelis Technologies, Inc.

Consolidated Balance Sheet

In thousands

(Unaudited)

	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$45,743	$45,020
Restricted cash	—	4,918
Accounts receivable, net	57,888	19,094
Inventories, net	109,653	114,558
Prepaid expenses and other current assets	15,346	10,016
Total current assets	228,630	193,606

Property, plant and equipment, net	38,594	40,868
Long-term restricted cash	107	2,245
Other assets	13,541	13,884
	$280,872	$250,603

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,709	$9,680
Accrued compensation	10,597	9,267
Warranty	2,556	638
Income taxes	—	1,499
Deferred revenue	13,859	5,127
Other current liabilities	4,408	3,546
Total current liabilities	68,129	29,757

Long-term deferred revenue	2,417	563
Other long-term liabilities	4,759	3,884

Stockholders’ equity
Preferred stock	—	—
Common stock	106	104
Additional paid-in capital	493,967	488,321
Treasury stock	(1,218)	(1,218)
Accumulated deficit	(293,520)	(275,947)
Accumulated other comprehensive income	6,232	5,139
	205,567	216,399
	$280,872	$250,603

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flow

In thousands

(Unaudited)

	Twelve months ended
	December 31,
	2010	2009
Cash flows from operating activities
Net loss	$(17,573)	$(77,468)
Adjustments to reconcile net loss to net cash used for operating activites:
Undistributed loss of SEN	—	3,238
Depreciation and amortization	7,045	7,436
Gain on sale of SEN	—	(1,080)
Deferred income taxes	(1,409)	(765)
Accretion of premium on convertible debt	—	133
Stock-based compensation expense	4,088	4,651
Provision for excess inventory	2,015	9,818
Changes in operating assets & liabilities
Accounts receivable	(38,652)	8,572
Inventories	3,549	26,445
Prepaid expenses and other current assets	(3,469)	8,131
Accounts payable & other current liabilities	32,276	(11,038)
Deferred revenue	10,601	(8,695)
Income taxes	(1,522)	1,154
Other assets and liabilities	(2,841)	(4,474)
Net cash used for operating activities	(5,892)	(33,942)
Cash flows from investing activities
Expenditures for property, plant, and equipment	(1,403)	(463)
Decrease in restricted cash	7,056	1,491
Proceeds from sale of SEN	—	132,847
Payments related to sale of SEN	—	(10,590)
Net cash provided by investing activities	5,653	123,285
Cash flows from financing activities
Repayment of convertible debt	—	(83,344)
Financing fees and other expenses	(523)	—
Proceeds from exercise of stock options	553	45
Proceeds from Employee Stock Purchase Plan	569	184
Net cash provided by (used for) financing activities	599	(83,115)
Effect of exchange rate changes on cash	363	1,098
Net increase in cash and cash equivalents	723	7,326
Cash and cash equivalents at beginning of period	45,020	37,694
Cash and cash equivalents at end of period	$45,743	$45,020